Exhibit 10.15

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of March 31, 2017 (the “Effective Date”), by and among each of American Realty Capital Hospitality Advisors, LLC (“Hospitality Advisor”) and AR Global Investment, LLC (“Global” and, together with Hospitality Advisor, “Assignor”), on the one hand, and Hospitality Investors Trust Operating Partnership, L.P. (formerly known as American Realty Capital Hospitality Operating Partnership, L.P.) (the “OP” and, together with the Assignor, the “Parties”), on the other hand.

WITNESSETH:

WHEREAS, Assignor holds all right, title and interest to and under each of the assets set forth on Schedule I attached hereto (the “Assets”);

WHEREAS, each of Hospitality Advisor and the Assignee, together with certain other persons, have entered into that certain Framework Agreement, dated as of January 12, 2017 (as such agreement may be amended, modified or supplemented, the “Framework Agreement”); and

WHEREAS, in connection with the Closing (as defined in the Framework Agreement), the Assignee has agreed to acquire, and the Assignor has agreed to assign, transfer, convey and deliver to the Assignee, all of the Assignor’s rights, titles and interests in and to all of the Assets.

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.            Assignment and Assumption. Effective as of the date hereof, upon the terms and subject to the conditions set forth herein:

(i)          Assignor hereby assigns, transfers, conveys and delivers to Assignee, all of Assignor’s rights, titles and interests in and to the Assets, in each case, free and clear of all liens, pledges, charges, security interests or other encumbrances of any kind; and

(ii)         Assignee hereby (a) acquires all of Assignor’s rights, titles and interests in and to the Assets in each case, free and clear of all liens, pledges, charges, security interests or other encumbrances of any kind, and (b) unconditionally and irrevocably assumes, undertakes and agrees, subject to valid claims and defenses, to pay, satisfy, perform and discharge in full, as and when due, and release and discharge Assignee and its successors and assigns completely and forever from, all obligations and liabilities of any kind arising out of, or required to be performed under, such Assets, in each case, solely to the extent arising from and after the date hereof; provided, however, that (x) it is understood and agreed that no Assignee shall assume any obligation or claim arising out of the performance of, or failure to perform under, any Asset to the extent relating to an act or omission prior to the date hereof or to the extent that such obligation or claim is attributable to any period prior to the date hereof (the “Retained Liabilities”) (and any third party shall be required to look solely to Assignor with respect to any claims relating to such Retained Liabilities), and (y) Assignor hereby agrees to indemnify, reimburse, defend and hold harmless Assignee, its affiliates and representatives from and against any and all damages of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against them, in any way by any third party relating to or arising out of any Retained Liabilities.

2.              Further Assurances. The Parties covenant and agree to take such actions and execute and deliver such further deeds, assignments or other transfer documents, in each case, as a Party may reasonably request, to effectively contribute, transfer, assign and convey, and to evidence such contribution, transfer, assignment and conveyance of, the Assets (including, in each case, by causing any of its applicable affiliates to execute such documents to effectively contribute, transfer, assign and convey, and to evidence such contribution, transfer, assignment and conveyance of, the Assets).

3.              Assignor Representations and Warranties.

(i)        Global hereby represents and warrants to Assignee as follows:

(a)          Existence and Power. It is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all power and authority required to carry on its business as now conducted.

(b)          Authorization. It and each of its applicable subsidiaries, has all requisite corporate or similar power, authority and legal capacity to execute and delivery, as applicable, this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly approved by all requisite action on it and its applicable subsidiaries’ parts. This Agreement has been executed and delivered by it or such affiliate, as applicable, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes or will constitute a legal, valid and binding obligation of it and such applicable subsidiaries, enforceable against each such person in accordance with its terms, subject to the Equitable Exceptions.

(c)          Non-Contravention. The execution, delivery and performance by it of this Agreement does not and will not, directly or indirectly, (a) violate, contravene or conflict with any provision of the organizational documents of such person, (b) contravene or conflict with, or constitute a violation of, any applicable order or provisions of any applicable law binding upon or applicable to any such person, (c) require it or any of its respective subsidiaries to make or obtain any registration, filing, application, notice, consent, approval, order, qualification, authorization, designation, declaration or waiver with, to or from any governmental authority or any other person, or (d) require a consent, approval or waiver from, or notice to, any party to any contract to which it or any of its respective affiliates (other than ARCH, the OP and their respective subsidiaries) is a party.

(d)          No Liens. The Assets are free and clear of all liens, pledges, charges, security interests or other encumbrances of any kind.

(ii)         Hospitality Advisor hereby represents and warrants to Assignee that the Assets are free and clear of all liens, pledges, charges, security interests or other encumbrances of any kind.

4.              Entire Agreement. This Agreement (together with the Framework Agreement and the other documents contemplated thereby) constitutes the entire agreement and understanding among the Parties in respect of the subject matter hereof and thereof and supersedes all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise among the Parties, or between any of them, with respect to the subject matter hereof and thereof.

5.              Miscellaneous. Sections 11 (Counterparts), 12 (Governing Law; Specific Performance; WAIVER OF JURY TRIAL), 13 (Severability), 14 (Further Assurances), 15 (Parties in Interest), 17 (Headings), 18 (Expenses), 19 (Construction), 20 (Assignment) and Section 22 (Amendments and Waivers) of the Framework Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of Page Left Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

ASSIGNOR:

AMERICAN REALTY CAPITAL HOSPITALITY ADVISORS, LLC

By: American Realty Capital Hospitality Special Limited Partner, LLC, its sole member

By: American Realty Capital IX, LLC, its sole member

By: AR Capital, LLC, its sole member

By:	/s/ Edward M. Weil, Jr.
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer

AR GLOBAL INVESTMENTS, LLC

By:	/s/ Jesse C. Galloway
Name:	Jesse C. Galloway
Title:	Authorized Signatory

ASSIGNEE:

HOSPITALITY INVESTORS TRUST, OPERATING PARTNERSHIP, L.P.

By: Hospitality Investors Trust, Inc., its general partner

By:	/s/ Paul C. Hughes
Name: Paul C. Hughes
Title: Authorized Signatory

Schedule I

Assets

All of the following assets as are relevant to the Hospitality Investors Trust, Inc., the OP and each of their respective subsidiaries:

1.	Accounting systems

2.	IT equipment (excluding all servers owned or leased by the Advisor or its affiliates, but not the information contained on such servers relating to ARCH and its subsidiaries)

3.	Office furniture and office equipment presently exclusively used by Transition Personnel (including desks, chairs, office and cellular phones, office and portable computers, file cabinets)